UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

On July 21, 2006, PHH Corporation (“PHH”, “Company”, “we” or “our”), entered into an unsecured $750 million Credit Agreement (the “Credit Agreement”), dated as of July 21, 2006, among the Company, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the “Lenders”); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the “MTNs”) issued under our public notes indenture. The capacity under the Credit Agreement together with the excess capacity available under the Company’s existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the Company’s MTNs. Because we have failed to deliver the financial statements required under the public notes indenture related to the MTNs, the Company intends to launch a tender offer and consent solicitation in order to either retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of the Company’s financial statements. There can be no assurance that the Company will be successful in this effort.

The Credit Agreement includes terms and conditions, which are generally consistent with those in the $500 million 364-day Revolving Credit Agreement (the “Existing Credit Agreement”), dated as of April 6, 2006, among the Company, Citicorp USA, Inc., as syndication agent; Wachovia Bank, National Association, as documentation agent; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. The terms and conditions in the Credit Agreement also include provisions consistent with the waiver provisions received from our lenders under the Existing Credit Agreement and disclosed in our Current Report on Form 8-K filed on June 12, 2006. In addition, Annex A to the Credit Agreement amends certain terms regarding repayment of loans under the Existing Credit Agreement.

Interest rates under the Credit Agreement are based upon the Company’s senior unsecured long-term debt ratings. If the ratings on the Company's senior unsecured long-term debt assigned by Moody's Investors Service and Standard & Poor's are not equivalent to each other, the higher credit rating assigned by them determines the interest rates under the Credit Agreement, unless there is more than one rating level difference, then a rating one level below the higher rating is applicable. Borrowings under the Credit Agreement would bear interest at LIBOR plus a margin of 60 basis points (“bps”) on or before December 14, 2006 and 75 bps after December 14, 2006. In the event that the Company's higher credit rating is downgraded on or before December 14, 2006, the margin over LIBOR would become 87.5 bps for the first downgrade and then 125 bps for subsequent downgrades. After December 14, 2006, the margin over LIBOR for the foregoing downgrades would become 100 bps and 150 bps, respectively. The Credit Agreement and related documents also require the payment of an initial fee of 10 bps and the payment of a per annum facility fee of 12 bps if we maintain our current credit ratings. On or before December 14, 2006, the per annum facility fee would become 15 bps for the first downgrade and then 20 bps for subsequent downgrades. After December 14, 2006, the per annum facility fee for the foregoing downgrades would become 17.5 bps and 22.5 bps, respectively. The Company is subject to various other fees based upon the outstanding commitments and commitment types under the Credit Agreement. The facility matures on April 5, 2007.

The Credit Agreement (i) contains restrictive covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, mergers, liens, liquidations, and sale and leaseback transactions, and (ii) requires that the Company maintain: (a) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income for each fiscal quarter ended after December 31, 2004 and (b) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1.

There were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01, Entry into a Material Definitive Agreement, above is incorporated by reference in response to this Item.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
Exhibit 10.1
$750 million Credit Agreement, dated as of July 21, 2006, among the Company, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: July 21, 2006